UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 14, 2011

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Introductory Note

On April 14, 2011, Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (together with TCEH, the “Issuer”), both wholly-owned subsidiaries of Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Competitive Holdings Company (“EFCH”), commenced a private offering (the “Offering”) of $1,725 million aggregate principal amount of the Issuer’s Senior Secured Notes due 2020 (the “Notes”). In connection with the Offering, the Issuer disclosed the financial information provided below. In addition, on April 14, 2011, the Issuer issued a press release (the “Press Release”) announcing the commencement of the Offering. A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K.

Neither this Form 8-K nor the Press Release shall constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

Selected Preliminary Financial Data for the Quarterly Period Ended March 31, 2011

Management of EFCH has prepared the selected preliminary financial data below in good faith based upon the most current information available to management. EFCH’s normal quarterly closing and financial reporting processes with respect to such preliminary financial data have not been fully completed. As a result, the actual financial results could be different from such preliminary financial data, and any differences could be material. EFCH expects to file its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 29, 2011. EFCH’s independent accountants have not performed their customary review procedures with respect to the preliminary financial data provided below, nor have they expressed any opinion or any other form of assurance on such information.

While the financial data provided is preliminary and subject to change, EFCH does not expect actual operating revenues for the three months ended March 31, 2011 to be different by more than 5% from the preliminary amount provided below. EFCH also does not expect actual net income (loss) and TCEH adjusted EBITDA for the three months ended March 31, 2011 to be different by more than 10% and 5%, respectively, from the preliminary amounts provided below.

The preliminary financial data below has been prepared on a basis consistent with EFCH’s consolidated financial statements for the year ended December 31, 2010 included in EFCH’s annual report on Form 10-K for the year ended December 31, 2010 that it filed with the SEC on February 18, 2011. The results of operations for an interim period, including the preliminary interim financial data provided below, may not give a true indication of the results to be expected for a full year or any future period.

EFCH Preliminary Financial Data

Selected preliminary financial data for EFCH for the three months ended March 31, 2011 and actual financial data for the three months ended March 31, 2010 (amounts in millions) are provided in the table below:

	Three Months Ended
	March 31, 2011 (Preliminary)	March 31, 2010

Operating revenues	$1,672	$1,999

Net income (loss)	$(315)	$401

TCEH adjusted EBITDA (per maintenance covenant)	$871	$953

Preliminary TCEH adjusted EBITDA (per TCEH maintenance covenant) for the twelve months ended March 31, 2011 totaled $3,754 million. Actual TCEH adjusted EBITDA (per TCEH maintenance covenant) for the twelve months ended March 31, 2010 totaled $3,822 million.

Set forth below is a reconciliation (amounts in millions) of net income (loss) to EBITDA and then to TCEH adjusted EBITDA for the three and twelve months ended March 31, 2011 (preliminary) and 2010 (actual). For more information on EBITDA and adjusted EBITDA and why management believes adjusted EBITDA is a useful measure, see note (a) below.

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011	Twelve Months Ended March 31, 2010

Net income (loss)	$(301)	$450	$(4,133)	$583

Income tax expense (benefit)	(155)	258	(12)	339

Interest expense and related charges	498	749	2,590	2,182

Depreciation and amortization	362	337	1,405	1,233

EBITDA (a)	$404	$1,794	$(150)	$4,337

Interest income	(27)	(22)	(97)	(78)

Amortization of nuclear fuel	37	37	139	108

Purchase accounting adjustments (b)	38	44	157	258

Impairment of goodwill	—	—	4,100	—

Impairment of assets and inventory write down (c)	—	—	13	36

Net gain on debt exchange offers	—	—	(687)	—

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Twelve Months Ended March 31, 2011	Twelve Months Ended March 31, 2010

EBITDA amount attributable to consolidated unrestricted subsidiaries and variable interest entities	(2)	—	(1)	1

Unrealized net (gain) loss resulting from hedging transactions	316	(993)	89	(1,189)

Amortization of “day one” net loss on Sandow 5 power purchase agreement	—	(5)	(16)	(15)

Corporate depreciation, interest and income tax expenses included in SG&A expense	3	2	10	8

Losses on sale of receivables	—	—	—	8

Noncash compensation expense (d)	—	7	7	6

Severance expense	—	3	1	6

Transition and business optimization costs (e)	6	1	14	14

Transaction and merger expenses (f)	11	11	38	14

Restructuring and other (g)	(17)	(11)	(128)	(29)

Expenses incurred to upgrade or expand a generation station (h)	36	23	100	100

Adjusted EBITDA per Incurrence Covenant	$805	$891	$3,589	$3,585

Expenses related to unplanned generation station outages	58	59	131	117

Pro forma adjustment for Sandow 5 and Oak Grove 1 reaching 70% capacity in Q1 2010 (i)	—	—	—	84

Other adjustments allowed to determine Adjusted EBITDA per Maintenance Covenant (j)	8	3	34	36

Adjusted EBITDA per Maintenance Covenant	$871	$953	$3,754	$3,822

(a)

EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude non-cash items, unusual items and other adjustments allowable under certain of TCEH’s debt arrangements. Adjusted EBITDA and EBITDA are not recognized terms under generally accepted accounting principles (“GAAP”) and, thus, are non-GAAP financial measures. EFCH is providing TCEH’s adjusted EBITDA solely because of the important role that it plays in respect of the certain covenants contained in TCEH’s debt arrangements. EFCH does not intend for adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFCH does not intend for adjusted

EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, because the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFCH’s presentation of adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

(b)	Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. They also include certain credits not recognized in net income due to purchase accounting.
(c)	Impairment of assets includes impairment of land.
(d)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(e)	Transition and business optimization costs include incentive compensation expenses and professional fees primarily for retail billing and customer care systems enhancements.
(f)	Transaction and merger expenses include costs related to the merger of Texas Energy Future Merger Sub Corp. with and into EFH Corp. on October 10, 2007, management fees to the private equity owners, outsourcing transition costs and costs related to certain growth initiatives.
(g)	Restructuring and other includes gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, and reversal of certain liabilities accrued in purchase accounting.
(h)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(i)	Pro forma adjustment represents the annualization of the actual three months ended March 31, 2010 EBITDA results for these two units.
(j)	Primarily pre-operating expenses relating to Oak Grove and Sandow 5.

Item 8.01	Other Events.

The information provided under the heading “Introductory Note” in Item 2.02 above is incorporated by reference into this Item 8.01.

Forward-Looking Statements

The information set forth in this Current Report on Form 8-K and in the Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this Current Report on Form 8-K and the Press Release that address activities, events or developments that EFH Corp., EFCH or the Issuer expect or anticipate to occur in the future (often, but not always, through the use of words or phrases such as “preliminary,” “plan to,” “intend to,” “will likely result,” “is expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although EFH Corp., EFCH and the Issuer believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s and EFCH’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein). Neither EFH Corp. nor EFCH undertakes any obligation to publicly release any revision to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or the Press Release.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release dated April 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: April 14, 2011